Exhibit 10.6

Base Salaries of Named Executive Officers of the Registrant

As of March 1, 2007, the following are the base salaries (on an annual basis) of the named executive officers (as defined in Item 402 (a)(3) of Regulation S-K) of Old Point Financial Corporation:

Robert F. Shuford Chairman, President & Chief Executive Officer Old Point Financial Corporation	$254,000

Louis G. Morris Executive Vice President/OPNB Old Point Financial Corporation	$210,000

Cary B. Epes Senior Vice President/Business Development & Lending Old Point Financial Corporation	Resigned a/o March 1st

Margaret P. Causby Senior Vice President/Risk Management Old Point Financial Corporation	$145,000

Laurie D. Grabow Chief Financial Officer & Senior Vice President/Finance Old Point Financial Corporation	$135,000